Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 12, 2026, between Gauzy Ltd, a company organized under the laws of the State of Israel (the “Company”), and each purchaser identified on the signature pages hereto (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Tel Aviv-Jaffa District Court (the “Court”) has granted final approval, effective September 8, 2026, of the Company’s comprehensive debt settlement (the “Settlement”) under Israel’s Insolvency and Economic Rehabilitation Law, 5758-2018, in Insolvency Proceeding No. 51175-03-26;

WHEREAS, the Company’s French subsidiaries remain subject to ongoing court-supervised rehabilitation proceedings in France, including appeals filed by the Company against the decisions to open such rehabilitation proceedings and the decision to grant Vision Systems assets (the “French Rehabilitation Procedures”);

WHEREAS, if the French Rehabilitation Procedures are not approved by the French court, a certain portion of the investment shall be returned to the Purchasers, as detailed herein;

WHEREAS, subject to the terms and conditions set forth in this Agreement, and to ensure the Settlement is fully financed, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, severally and not jointly, securities of the Company through a private investment in public equity (“PIPE”) as more fully described in this Agreement;

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon (i) the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and (ii) such Purchaser’s representations made under Section 3.2 herein;

WHEREAS, the Purchasers intend to form a special purpose vehicle (the “SPV”) in which each Purchaser will participate as a limited partner, and following the establishment of the SPV, each Purchaser shall assign its rights and obligations under this Agreement to the SPV and transfer the Shares issued to such Purchaser hereunder to the SPV, all in accordance with Section 5.7 hereof;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” shall have the meaning ascribed to such term in Section 3.1(pp).

“Authorization” shall have the meaning ascribed to such term in Section 3.1(pp).

“Board of Directors” means the board of directors, or any authorized committee thereof, of the Company.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Purchaser’s obligations to pay its Subscription Amount and (ii) the Company’s obligations to deliver the Securities to such Purchaser, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Conditional Amount” shall have the meaning ascribed to such term in Kukac’s signature page hereto.

“Conditional Amount Letter” shall have the meaning ascribed to such term in Section 2.3(c)(ii).

“Continuation Plan” shall have the meaning ascribed to such term in Section 2.1(c).

“Chutzpah” means Chutzpah Holdings LP, a limited partnership incorporated in Ontario, Canada, with registered office at 337 Winston Road Oakville, Ontario (CA-ON), L6L 4W6 Canada.

“Company U.S. Counsel” means Honigman Law Israel 38 Dam Hamaccabim St, Modi'in 7178604, Israel.

“Company Israeli Counsel” means Shibolet & Co. with offices located at 4 Yitzhak Sade St., Tel Aviv 6777504, Israel.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“DWAC” shall have the meaning ascribed to such term in Section 2.2(a)(viii).

“Environmental Law” shall have the meaning ascribed to such term in Section 3.1(p).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Ordinary Shares, restricted share units or options to employees, officers, directors, service providers or consultants of the Company pursuant to any share or option plan duly adopted for such purpose, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.10, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“French Approval Deadline” shall have the meaning ascribed to such term in Section 2.1(c).

“French Rehabilitation Refund” shall have the meaning ascribed to such term in Section 2.1(c).

“Existing Shareholder” means any Person that beneficially owns the Company’s securities as of the date of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Hazardous Substances” shall have the meaning ascribed to such term in Section 3.1(p).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(s).

“IT Systems” shall have the meaning ascribed to such term in Section 3.1(oo).

“JPMorgan” shall have the meaning ascribed to such term in Section 2.3(c)(i).

“Kukac” means Kukac LLC, a limited liability company incorporated in the State of Delaware whose business address is at 8090 W. Cheyenne Ave, Las Vegas NV 89129, USA.

“Lien” means a lien, charge, mortgage, pledge, security interest, claim, right of first refusal, preemptive right, or other encumbrance of any kind whatsoever.

“Lock-Up Agreements” means the lock-up agreements, each dated as of the date hereof in substantially the form of Exhibit A.

“LOC Release Agreement” shall have the meaning ascribed to such term in Section 2.3(c)(i).

“Mizrahi” shall have the meaning ascribed to such term in Section 2.3(c)(i).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 3.1(nn).

“Offering” means the offering of the Securities hereunder.

“Ordinary Shares” means the ordinary shares of the Company, with no par value.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(oo).

“Per Share Purchase Price” equals $2.9371, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other transactions of Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) pending or, to the Company’s knowledge, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Statement” shall have the meaning ascribed to such term in Section 4.12.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(jj).

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(j).

“Securities” or the “Shares” means the Ordinary Shares issued to each Purchaser pursuant to this Agreement.

“Settlement Trustees” means Adv. Ehud Gindes and Adv. (CPA) Simion Keidar, in their capacity as trustees appointed by the Court in connection with the Settlement.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares purchased by such Purchaser hereunder as specified opposite such Purchaser’s name on such Purchaser’s signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” and “Subsidiaries” shall have the meanings ascribed to such terms in Section 3.1(a).

“Trading Day” means a day on which The Nasdaq Capital Market is open for trading.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Ordinary Shares are ever listed or traded on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Trading Market” shall mean such other market or exchange on which the Company’s Ordinary Shares are then listed or traded.

“Transaction Documents” means this Agreement and the Lock-Up Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, NY 11598.

“U.S. GAAP” shall have the meaning ascribed to such term in Section 3.1(k).

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.10(b).

ARTICLE II
PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase, severally and not jointly, from the Company that number of Ordinary Shares set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto, at a price per share equal to the Per Share Purchase Price.

(b) In accordance with the terms and conditions of the Settlement, 2,383,279 Ordinary Shares shall be issued to the Purchasers, and 953,311 Ordinary Shares shall be issued to the Settlement Trustees.

(c) The Purchasers’ investment is subject to a condition subsequent that on or before November 13, 2026, the Lyon Commercial Court approves in full the French continuation plan regarding Safety Tech SAS in the form presented to the court by the Company (the “Continuation Plan”), which removes the redressement judiciaire with regard to Safety Tech SAS and all encumbrances and restrictions over the shares of Safety Tech SAS, such that the Company has full power and rights over Safety Tech SAS (the “French Approval Deadline”). If the Continuation Plan is not approved by the French Approval Deadline (or is rejected by the Lyon Commercial Court prior to such date), the Settlement Trustees shall, within five (5) Business Days following such rejection or the French Approval Deadline (as applicable), return to each Purchaser such portion of such Purchaser’s Subscription Amount as indicated in its respective signature page as the Conditional Amount, by wire transfer of immediately available funds to the account designated by such Purchaser, and the corresponding Shares shall be cancelled.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Company’s and Settlement Trustees wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer;

(v) an Officer’s Certificate executed by the Chief Executive Officer of the Company, in form and substance reasonably satisfactory to the Placement Agent;

(vi) a Secretary’s Certificate, in form and substance reasonably satisfactory to the Placement Agent;

(vii) subject to the last sentence of Section 2.1(a), a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Ordinary Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price registered in the name of such Purchaser or, if so agreed in the Conditional Amount Letter (as defined in Section 2.3(c)(ii)), in the name of the Settlement Trustees to hold on trust for a Purchaser pursuant to the terms of the Conditional Amount Letter;

(viii) Lock-Up Agreements, in form and substance reasonably acceptable to each Purchaser, executed by each executive officer and director of the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) an executed accredited investor questionnaire, in form and substance reasonably satisfactory in all respects to the Company; and

(iii) such Purchaser’s Subscription Amount, by wire transfer of immediately available funds; provided that, in accordance with the terms and conditions of the Settlement and the instructions of the Settlement Trustees, a portion of the Subscription Amount shall be wired to the Company and the remaining portion (being, in the case of Kukac, the Conditional Amount) shall be wired to the Settlement Trustees, in each case to such accounts and in such amounts as shall be communicated by the Company to such Purchaser prior to the Closing Date.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met with respect to each Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of such Purchaser contained herein (unless such representation or warranty is made as of a specific date therein in which case it shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) all Required Approvals shall have been obtained; and

(iv) the delivery by such Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representation or warranty is made as of a specific date therein in which case it shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) all Required Approvals have been obtained;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market.

(c) In addition to the conditions set forth in Section 2.3(b), the obligations of Kukac hereunder in connection with the Closing are subject to the following additional conditions being met:

(i) delivery to Kukac of an agreement to which JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank Mizrahi-Tefahot Ltd. (“Mizrahi”) and Chutzpah are party, which confirms that the $5,000,000 letter of credit given by JPMorgan to Mizrahi will be released immediately upon receipt by the Company in its account with Mizrahi of $5,000,000 in PIPE subscription funds from Chutzpah (the “LOC Release Agreement”); and

(ii) delivery to Kukac of a written communication from the Settlement Trustees (the “Conditional Amount Letter”) confirming that: (A) the Conditional Amount will be held by the Settlement Trustees and will not be disbursed to the Company; (B) the Shares issued in respect of the Conditional Amount will be held for the account of Kukac; (C) upon approval of the Continuation Plan on or before the French Approval Deadline, the Shares will be issued to Kukac and the Conditional Amount will be disbursed to the Company (or as otherwise required by the Settlement); (D) if the Continuation Plan is not approved on or before the French Approval Deadline (or is rejected by the Lyon Commercial Court prior to such date), the Conditional Amount will be immediately refunded to Kukac and the corresponding Shares will be cancelled; and (E) the Conditional Amount will not be used for any other purpose.

Kukac shall be entitled in its absolute discretion to waive or agree to variation of either of the foregoing conditions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports (each, a “Subsidiary”, and collectively, the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or equity interests, as applicable, of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. There are no outstanding options, warrants, scrips or rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any capital stock or equity interests, as applicable, of any Subsidiary, or contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue capital stock or equity interests, as applicable.

(b) Organization and Qualification. The Company and each of the Subsidiaries has been duly organized and validly exists as a corporation, limited partnership or company in good standing (or the foreign equivalent thereof, if any) under the laws of its jurisdiction of organization. The Company and each of the Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation, partnership, company or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not have a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The term “Material Adverse Effect” means an effect, change, event or occurrence that, alone or in conjunction with any other or others: has or would reasonably be expected to have a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that a change in the market price or trading volume of the Ordinary Shares alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders or others in connection herewith or therewith other than the Required Approvals. Subject to the Required Approvals, this Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by general equitable principles and laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. Other than in connection with the Required Approvals, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of association, as amended, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority, to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state (including state blue sky law), local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 4.4 and 4.15 of this Agreement, (ii) a notification of listing of additional shares with The Nasdaq Capital Market with respect to the Securities, (iii) filings required by the bylaws or rules of FINRA, (iv) any notice to or approval from the Israel Innovation Authority (if required in connection with the Purchaser becoming an interested party in the Company), (vi) such other filings as may be required to be made under applicable state securities laws or filing of a Form D with the Commission (collectively, the “Required Approvals”).

(f) Issuance of the Securities; Qualification; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and shall not be subject to preemptive or similar rights of shareholders. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to this Agreement.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports. All of the issued and outstanding Ordinary Shares are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance in all material respects with all federal and state securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company any Ordinary Shares or other security of the Company or any security convertible into, or exercisable or exchangeable for, Ordinary Shares or any other such security, except for such rights as may have been fully satisfied or waived prior to the date hereof. Except as set forth in the SEC Reports, the Company has no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company (other than in connection with a share split). There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem an equity security of the Company. The offers and sales of the Company’s securities in the past three (3) years were at all relevant times either registered under the Securities Act and the applicable state or foreign securities laws or, based in part on the representations and warranties of purchasers, exempt from such registration requirements. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(j) Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including pursuant to Sections 13(a) or 15(d) thereof (all of the foregoing materials filed with the Commission, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The agreements and documents described in the SEC Reports conform in all material respects to the descriptions thereof contained therein, and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the SEC Reports. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and, except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing Applicable Law or order or decree of any Governmental Authority or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations except as would not reasonably be expected to have a Material Adverse Effect.

(k) Financial Statements. The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the SEC Reports comply in all material respects with applicable accounting requirements and, with respect to the financial statements filed with the Commission, the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(l) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which could result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m) Environmental Law. To the Company’s knowledge, there has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, would not have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), would have a Material Adverse Effect. Each of the Company and the Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which adequate reserves have been made therefor in accordance with U.S. GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities currently held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with which the Company and the Subsidiaries are in compliance in all material respects, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess the certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. To the Company’s knowledge, the Company and the Subsidiaries have, or have rights to use (or can acquire on reasonable terms), all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”), and  to the Company's knowledge, the conduct of their respective businesses does not infringe, misappropriate or otherwise conflict in any material respect with any such rights of others. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person and neither is aware of any facts which would form a reasonable basis for any such claim, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Intellectual Property Rights used by the Company or any of its Subsidiaries in their respective businesses has been obtained or is being used by the Company or such Subsidiary in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any person. The Company and its Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect and maintain the Intellectual Property Rights including, without limitation, the execution of appropriate nondisclosure and invention assignment agreements by all relevant employees. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of, or payment of, and additional amounts with respect to, nor require the consent of, any other person regarding the Company’s or any of its Subsidiaries’ right to own or use any of the Intellectual Property Rights as owned or used in the conduct of such party’s business as currently conducted. To the knowledge of the Company and its Subsidiaries, no employee of any of the Company or its Subsidiaries is the subject of any pending claim or proceeding involving a violation of any term of any employment contract, invention disclosure agreement, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant to or with a former employer, where the basis of such violation relates to such employee’s employment with the Company or its Subsidiaries or actions undertaken by the employee while employed with the Company or its Subsidiaries.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Company, any entity in which any executive officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) other employee benefits, including share option agreements under any share option plan of the Company, and (iv) ordinary course indemnification, exculpation and insurance coverage and agreements provided to the Company's directors and officer.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or any related entity to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be required to register as an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Registration Rights. Other than as provided in Section 4.15 of this Agreement and in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(v) Listing and Maintenance Requirements. The Company is subject to the reporting requirements of Section 13 of the Exchange Act.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including pursuant to the SEC Reports, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all applicable United States federal, state and local income and all foreign tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(aa) Foreign Corrupt Practices; Criminal Acts. Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent, Affiliate or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA or any foreign equivalent applicable to the Company.

(bb) Accountants. The Company’s independent registered public accounting firm is Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited. To the knowledge and belief of the Company, such accounting firm is an independent registered public accounting firm as required by the Exchange Act.

(cc) Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.9 hereof), it is understood and acknowledged by the Company that: (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future securities offering transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares, and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) any Purchaser may engage in hedging activities (in material compliance with applicable laws) at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(dd) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any “Sanctions,” which shall include but are not limited to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any Sanctions.

(ff) Share Option Plans. Each share option granted by the Company under the Company’s share option plan or omnibus long-term incentive plan was granted in accordance with the terms of such plan. No share option granted under the Company’s share option plan or omnibus long-term incentive plan has been backdated.

(gg) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act and institutional “accredited investors” within the meaning of Rule 501 under the Securities Act.

(hh) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby.

(ii) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(gg) Information Technology. The Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. The Company and the Subsidiaries maintain reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) processed and stored thereon, and have implemented backup and disaster recovery technology consistent with reasonable industry standards and practices. To the knowledge of the Company, there have been no material breaches, material incidents, material violations, material outages, compromises or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except for any such noncompliance that would not have a Material Adverse Effect.

3.2 Representations and Warranties of Each Purchaser. Each Purchaser hereby represents and warrants, severally and not jointly, as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling the Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and such Purchaser is also an investor of the type enumerated in the First Addendum to the Securities Law (a “Qualified Israeli Investor”), is fully aware of the implications of being a Qualified Israeli Investor investing in the Securities and consents to such implications, in form and substance reasonably satisfactory in all respects to the Company.

(d) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the reports filed with the Commission, including the SEC Reports, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that no Person other than the Company has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. In connection with the issuance of the Securities to such Purchaser, no Person has acted as a financial advisor or fiduciary to such Purchaser.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of the Registration Statement or any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) No Voting Agreements. Such Purchaser is not a party to any agreement or arrangement, whether written or oral, between such Purchaser and any of the Company’s shareholders as of the date hereof regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company’s shareholders, directors or officers.

(i) Residency. The office of such Purchaser in which it has its principal place of business is identified in the address of such Purchaser set forth on such Purchaser’s signature page or otherwise has been provided to the Company.

(j)  Independent Advice. Such Purchaser understands that nothing in this Agreement or any materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect any Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(i)	The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities and issuance or transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(ii)	Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. TO THE EXTENT NOT PROHIBITED BY LAW, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(iii)	To the extent permissible under applicable law, the Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(iv)	Certificates (or book entries) evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following any sale of the Securities pursuant to an effective registration statement under the Securities Act; (ii) while a registration statement covering the resale of such security is effective under the Securities Act (subject to the receipt of such representations and undertakings from the holder of such securities and its broker as the Company may reasonably request); (iii) following any sale of the Securities pursuant to Rule 144; (iv) if the Securities are eligible for sale under Rule 144 without regard to volume or manner of sale limitations under paragraph (b)(2) of Rule 144; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), the Company will, no later than two (2) Trading Days thereafter (such date, the “Legend Removal Date”), deliver or cause to be delivered to each applicable Purchaser a certificate (or a book-entry statement representing such shares) that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.

4.2 Furnishing of Information. Until no Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, except in connection with a merger or consolidation of the Company where the Company is not the surviving entity, or the acquisition of, or any other going private or other similar transaction involving, the Company.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time issue a press release disclosing the material terms of the transactions contemplated hereby, (b) file a Report of Foreign Private Issuer on Form 6-K, including the Transaction Documents as exhibits thereto as deemed required by Company U.S. Counsel, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to each Purchaser that it shall have publicly disclosed all material, non-public information delivered to such Purchaser by the Company or any of the Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of the Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any Purchaser or any of its Affiliates on the other hand, which was entered into solely in connection with the subject matter hereof, shall terminate and be of no further force or effect. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchasers holding a majority of the Securities, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the resale registration statement contemplated by Section 4.12 hereof or the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and such Purchaser.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to any Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of the Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of the Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such material non-public information with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur caused by or based upon (a) any inaccuracy in any of the representations or warranties made by the Company in this Agreement or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of a Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings a Purchaser Party may have with any such shareholder or any violations by a Purchaser Party of state or federal securities laws or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.8 Listing of Ordinary Shares. Subject to disclosure made in the SEC Reports, the Company hereby agrees to use reasonable efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to use reasonable efforts to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.9 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement, including the schedules hereto. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or the Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.10 Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its commercially reasonable efforts to seek specific performance of the terms of such Lock-Up Agreement.

4.11 Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Ordinary Shares pursuant to this Agreement.

4.12 Registration Statement. Within sixty (60) days from the date on which the Company files its Annual Report on Form 20-F, the Company shall file a registration statement (the “Registration Statement”) providing for the resale by each Purchaser of the Shares issued hereunder, and shall keep such Registration Statement effective at all times until all Shares may be sold pursuant to Rule 144 without regard to volume limitations. Each Purchaser agrees to properly notify the Company if it no longer owns any Shares issued hereunder. The requirements set forth in this Section 4.12 shall be subject to each Purchaser’s cooperation with the Company, including furnishing to the Company such information as may be necessary in connection with the matters set forth herein.

4.13 Israel Innovation Authority Notification. The Company shall notify the Israel Innovation Authority of the change in control of the Company resulting from the transactions contemplated by this Agreement, to the extent such notification is required under the Innovation Law (Encouragement of Research, Development and Technological Innovation), 5744-1984, or any rules, regulations or guidelines promulgated thereunder.

4.14 SPV Formation and Assignment. Each Purchaser covenants and agrees, severally and not jointly, that following the Closing Date such Purchaser shall, together with the other Purchasers, take the necessary steps to form the SPV in which such Purchaser will participate as a limited partner, with the objective of it being established by the French Approval Deadline. Promptly following the establishment of the SPV, each Purchaser shall (a) novate all of its rights and obligations under this Agreement to the SPV and (b) transfer the Shares issued to such Purchaser hereunder to the SPV, in each case in accordance with Section 5.7 hereof. The Company shall consent to such novation and shall assist in arranging the transfer of the Shares should they be held on the Purchasers’ behalf by the Settlement Trustees. Each Purchaser shall provide the Company with prompt written notice upon (i) the formation of the SPV, (ii) availability of the agreement for the Company to consent to the novation contemplated hereby and (iii) the completion of the transfer contemplated hereby.

4.15 SEC Compliance and Nasdaq Listing. The Company covenants and agrees that it will take all necessary steps to ensure that it is in full compliance with the Securities Exchange Act of 1934, as amended, and that its Ordinary Shares remain listed on the Nasdaq Stock Market, LLC, in each case on or before November 11, 2026.

ARTICLE V
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser). The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously disclose such information in accordance with applicable law and file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Securities then outstanding (or, in the case of any amendment, modification, supplement or waiver adversely affecting only a single Purchaser, such affected Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the competent courts of Tel Aviv-Jaffa, Israel. Each party hereby irrevocably submits to the exclusive jurisdiction of the competent courts of Tel Aviv-Jaffa, Israel for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Each party agrees that it shall not have a remedy of punitive or consequential damages against any other party and hereby waives any right or claim to punitive or consequential damages it may now have or that may arise in the future.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or such Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

5.17 Currency. Unless otherwise stated, all dollar amounts and references to “$” in this Agreement refer to the lawful currency of the United States.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.19  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.20 Settlement Prevalence. In the event of any discrepancy or conflict between the terms and conditions of this Agreement and the terms and conditions of the Settlement, as may be amended, modified or updated by the Court or the Settlement managers from time to time, as applicable, the terms and conditions of the Settlement shall prevail. The parties acknowledge and agree that they intend this Agreement and the transactions contemplated hereunder to comply in all respects with the provisions of the Settlement, as updated, and shall use their commercially reasonable efforts to give effect to such intent.

5.21 Several and Not Joint. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser hereunder. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GAUZY LTD			Address for Notice:
14 Hathiya Street, Tel Aviv
By:	/s/ Eyal Peso		6816914, Israel
	Name:	Eyal Peso	Tel: +972-72-250-0385
	Title:	Chief Executive Officer	Email: eyal@gauzy.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO GAUZY LTD

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:   Eyal Peso

Signature of Authorized Signatory of Purchaser:  /s/ Eyal Peso

Name of Authorized Signatory:       Eyal Peso

Title of Authorized Signatory:         Chief Executive Officer of the Company

Email Address of Authorized Signatory:    eyal@gauzy.com

Facsimile Number of Authorized Signatory:        N/A

Address for Notice to Purchaser:

Subscription Amount: N/A

Shares: N/A

Conditional Amount: N/A

Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser hereunder.

[PURCHASER SIGNATURE PAGES TO GAUZY LTD

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:       Chutzpah Holdings LP

Signature of Authorized Signatory of Purchaser:      /s/ Alexandre Weinstein

Name of Authorized Signatory:  /s/ Alexandre Weinstein

Title of Authorized Signatory:    Managing Member

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser: 337 Winston Road Oakville, Ontario (CA-ON), L6L 4W6 Canada

Subscription Amount: $5,000,000

Shares 1,702,342

Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser hereunder.

[PURCHASER SIGNATURE PAGES TO GAUZY LTD

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:   Kukac LLC

Signature of Authorized Signatory of Purchaser:     /s/ Jacqueline Daley

Name of Authorized Signatory:       Jacqueline Daley

Title of Authorized Signatory:         Director

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:        N/A

Address for Notice to Purchaser:

Subscription Amount: $2,000,000*

Shares: 680,937

Conditional Amount: $1,638,000 (forms part of the Subscription Amount)

Kukac shall reduce the amount paid in respect of the Subscription Amount on the Closing Date by $112,000 which it has already pre-funded by the payment of EUR 100,000 to the Company in August 2026. The amount to be paid by Kukac on the Closing Date shall therefore be $1,888,000 of which $1,638,000 is Conditional Amount.

Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser hereunder.

Exhibit A

Form of Lock-Up Agreement

(See attached)